Exhibit 13.1

Q enginel..:.I H§f!fiiiiif!*I I Edit My Campaign I Tra deBlog Chris T. .. This offering 1s not live or open to the public at this moment TruBrain Brain Food for Your Unique Brain ® Website9 Santa Monica, CA TruBrain is a profitable brand in high-performance cognitive nutrition with over $13.9 million in lifetime sales. We deliver patent-pending brain food designed by neuroscientists to enhance your memory, focus, sleep, and more. Our personalized formulas will empower you to be the best version of your unique self. OverviewUpdates $0.00 raised o $1,067,909 previously crowdfunded o 0$19M InvestorsValuation $0.36$351 .00 Price per ShareMin. Investment CommonEquity Shares OfferedOffering Type $3.95MC9 Offering MaxDays Left INVEST NOW This Reg A+ offering is made available through StartEngine Primary, LLC. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. Q Follow TRIPAPULSE, INC DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT BY CLICKING OFFERING CIRCULAR BELOW. Reasons to Invest $13.9 millio n in lifetim e sa les; achieved profitability in 201 9 $2.7 millio n ra ised fr om lead ing VCs, including She rpa Ve nt ures & 500 Sta rtups a nd ove r 1500 soc ia l investo rs Tak ing patent-pe nding bra in food fo rmulas into the wo rld of pe rsona lized hea lthca re

Say Hello to TruBrain

Perhaps the best way to tell you who we are is to tell you who we aren't. We're not magicians. We're not going to turn you into a rocket scientist. We're not Big Pharma. Our products are nutrition that provide **a natural nudge to what's already inside you.**

With our products, we can help you:

- Improve memory, focus and sleep
- Overcome brain fog and procrastination
- Custom to your unique mind



We've already had tremendous success with **over $13.9M in lifetime revenue**. We have a world-class suite of committed shareholders with aligned interests, including the **backing of Venture Capital Firms and over 1500 individual investors**. We are the leading brand in cognitive performance and are expanding further into personalized healthcare.

$13.9M+ in sales & profitable

$2.7M raised

250+ articles

THE PROBLEM

Competing with distractions can feel impossible

A lot of people think that doing more than one thing at once and sleeping less to get more waking hours is the most productive use of their time. But that logic is dead wrong. That's because **multitasking does not equal productivity**. Instead, the most successful people working in today's economy have mastered the art of focus and understand the importance of deep, restorative sleep.


WORK

We are bombarded by stress & distractions. But the truth is...

- **Multitasking and depriving yourself of sleep** does not guarantee success
- **Media and mobile apps** are engineered to command your attention
- **Your brain is unique** and needs specific nutrients for optimal performance

[11], [12]

THE SOLUTION

The science of peak performance

The science of peak performance

At TruBrain, we want you to work smarter not harder. Our neuroscientists recognize that while our brains are a lot alike, they are also very unique. From our concentration, our memory, even our sleep. That's why we launched Brain Food that is tailored to you. We give you the tools you need to **unlock your unique TruBrain.**



With our UCLA-trained neuroscientists, we have created Brain Food to:

- → **Improve** the brain's ability to make new connections
- → **Conquer** procrastination & anxiety
- → **Get** deep, restorative sleep


Sleep
Workout
Meditation
Mindfulness
Stress
Anxiety
Distractions
Motivation
Creativity
Mental Endurance



OUR PRODUCTS

We combine high-quality ingredients with our unique formulas


truBRAIN
ACTIVE NOOTROPICS

We thoughtfully craft our product and service offerings and we offer a limited selection of distinct products in each category at various price points, which target a range of consumer needs and budgets. As we expand our product portfolio, we intend to develop cognitive products that address the factors of sleep, diet, meditation, mindfulness, stress, anxiety, distractions, motivation, creativity, and mental endurance across the cognitive range, which will offer distinct and complementary benefits to our existing offerings.

We leverage data from leading universities and research institutions worldwide to discover, develop, and create products. Our products include a line of food, beverage, and nutrition products that have premium formulation and novel form factors. Our product and science focus allows us to design products with proprietary formulations and innovative systems that we believe differentiates us from our competition.



What's Next?

Personalized Healthcare. We are incredibly excited about the opportunity to start the journey of tailoring solutions to customers' unique needs across the cognitive range. Years of scientific research has demonstrated that while human brains are very similar, they are also quite unique based on genetic, environmental, and behavioral factors. So it's a natural evolution of our purpose to begin to address this uniqueness with formulas that are tailored to address different factors of the cognitive range. Introducing TruBrain Custom.

We anticipate that this advancement into personalized healthcare will lead to improved customer outcomes, higher customer loyalty, and greater share of the large personalized healthcare markets on our roadmap.


Active Nootropics for cognitive function
25mg of THC-free Hemp-derived **CBD** helps your body naturally regulate anxiety, stress, and mood
Theanine & Magnesium for some calm
truBRAIN
CBD-NOOTROPICS
Designed for mobility, delivery to your door in **eco-friendly** packaging
Flavored with all natural ingredients, **blue agave** and **monk fruit**

THE MARKET Entering into personalized healthcare TruBrain is continuing to bring Brain Food to the masses and has become one of the leading brands in the category. We have become the leading brand in the category. And now we are expanding into personalized healthcare in the cognitive category. Consumers are starting to gravitate to healthcare that focuses on health maintenance and prevention, geared towards the individual [11]. The future of mental health is taking shape and more people are looking for alternative solutions to how and where care is delivered. We want to be a big part of it. SJO I so •cso •Ket ones •Nootropics $5.98+$12.38+$208+ NootropicsKetoCBD Est. $388+ in Market Potential for all three markets by 2024 [1], [2],[3] THE BUSINESS MODEL Direct-to-consumer nutrition to your doorstep TruBrain is a vertically-integrated brand that was born on line. We cover all aspects, including R&D, manufacturing, marketing, web development, fulfillment, and shipping. This allows us to own the customer relationship by controlling the brand experience and cost structure. Our customers visit our website through organic search, referrals, and social media advertising. Our most popular entrance point for customers is our drinks trial pack, where customers are able to try each of our formulas and determine which combination performs best for them in their current situation. Customers are then empowered to customize their subscriptions and choose their desired formulas and quantity based on what is most effective for them--because no one else knows your brain better than you do. The most popular personalized subscriptions range from $65-$79/mo. Brain Kit Trial2) Guided Customization3) Loyal Subscriber

$61	4.2	5.6M
Average Order Value	Avg. Purchases / Customer / Year	Drinks shipped around the globe

TruBrain's operations and partners support communities here in the USA



Customers 🖤 TruBrain

TruBrain customers come from all walks of life and work in nearly every profession. Members of the armed forces order TruBrain to more than 70 bases around the globe. Parents take TruBrain after a long day of work so they'll still have energy to read to their kids and help them with their homework. Writers, producers, and artists swear by TruBrain to boost their creative process. Our customers live in over 80 countries around the world. We work to offer compelling, proactive, healthy alternatives to low-performance packaged foods and over-stimulating pharmaceuticals.


KETONES
32 328 71


TruBrain
TruBrain - Customer From NY
SOUNDCLOUD
0:27
Cookie policy

TruBrain · TruBrain – Customer From NY


TruBrain
TruBrain - Customer from TX
SOUNDCLOUD
0:36
Cookie policy

TruBrain · TruBrain – Customer from TX

These testimonials may not be representative of the experience of other customers and ar not a guarantee of future performance or success.

Distribution in premium retail

EREWHON ORGANIC GROCER & CAFE 3DEN KALMA

TruBrain has deep domain experience in consumer packaged goods retail distribution from our CEO's background in brand management at Unilever, the 2nd largest CPG company. We have started with **boutique premium retail distribution**, such as natural foods retailer Erewhon in Southern California, Kalma in Miami, and 3DEN in New York City.

In the Press



"CNBC"
"It packs a punch that´s
much smarter than a jolt of caffeine"

These testimonials may not be representative of the experience of other customers and are not a guarantee of future performance or success.

HOW WE ARE DIFFERENT

First in innovation

We've filed patents for our unique formulas

TruBrain has category-leading food and beverage innovations. Our R&D team has been able to overcome significant taste and stability challenges to infuse bioactive nootropics into food and beverages. By doing so, we have worked to create a product that we believe brings the **highest efficacy** and provides some of the best absorption, while still delivering a **delightful taste**. The formulas we have are radically different than either pharmaceuticals or any other products on store shelves. They work with your underlying biology and cognitive metabolism to give you a natural nudge to what you already have inside you.



Filed Patents
Ketones
Nootropics
Ketones BHB + Ester Blend
12G Betahydroxybutyrate
Cannabinoids
15MG / 50MG
Uridine + Centrophenoxine + Noopept
500MG / 250MG / 20MG
KETONES

Even the planet loves us

We want our offerings to be good for your brain and the planet. The packaging for our 1-ounce drink shots are **made from recycled paper**! This drastically reduces plastic usage, and the concentrated, 1-ounce size means that we can ship more product for less. Compare this to heavy and bulky energy drinks that take more money and more fuel to transport.


Paper-packaging
100% RECYCLED MATERIALS
BPA FREE
RECYCLABLE & COLLAPSIBLE
truBRAIN
132,147+
CU FT LESS WASTE AFTER USE
118,474+
LBS OF PLASTIC SAVED
3,420+
LESS PACKING BOXES USED
18.93+
METRIC TONS TRANSPORT CO2 SAVED

We read minds. Literally.

At TruBrain, our focus is human performance, and our products are designed to enhance your brain's natural abilities. We bring high-performance food and beverage nutrition that delivers positive, measurable outcomes to mainstream consumers. Brainwave measurement is at the core of our origin as a company. We never claimed to be the smartest people on the planet, but we know some of the people who are – artists, surgeons, CEOs, and musicians. **So we picked their brains, literally**. We studied their thought patterns, their ability to handle stress, how they thought on their feet, and how they dealt with distractions. This led to the understanding of optimal brainwave patterns and the beginning of our journey to help people find their true brain.







"Best nootropics I've tried!"

- Hannah G.

These testimonials may not be representative of the experience of other customers and are not a guarantee of future performance or success.

THE VISION

We want to become the best brand in cognitive healthcare

To date, our efforts have resulted in $13.9M in revenue. By entering into the personalized healthcare space, we will be able to expand our product portfolio to offer a bespoke healthcare journey to our customers that encompasses all of their cognitive needs. Our mission is to continue to utilize our neuroscience-driven process to further develop TruBrain as a leading brand in the cognitive healthcare space and **break the $100 million mark.**


POWER LUNCH
CHRIS THOMPSON
TRUBRAIN CEO & FOUNDER
CNBC

Notable Acquisitions and Valuations

Below are some of our comparables in the direct-to-consumer (DTC) brand space that have found product-market fit, grew organically, expanded their footprint, and enjoyed favorable valuations or successful exits. We believe TruBrain has the potential to follow a similar path to success.

$1.6B+ hims	$225M+ care/of	$320M+ EAS Sports Nutrition
$750M+ Pill Pack	$600M+ RXBAR	$1.6B+ Amplify Snack Brands

These liquidity events (exits) or valuations only represent a small selection of the entire industry. These companies are also at significantly different stages of development than TruBrain, and even if TruBrain were to reach this stage, there is no guarantee a similar exit may occur. [4], [5], [6], [7], [8], [9]

OUR TEAM

Consumer execs & neuroscience nerds

We're led by a visionary founder and veteran leadership with wide experience in neuroscience, healthcare & consumer experience. We are led by our CEO, Chris Thompson, who has deep industry experience in consumer packaged goods - he managed billion-dollar brands for Unilever, one of the largest CPG companies in the world. We use what we sell. Whether it is Chris testing Ketones during endurance training or Dr. Andrew Hill testing the Brain Food in the EEG brain gym - we take it, we test it, we share it, we improve it. We have fostered a team whose collective efforts are all driven toward elevating the lives of our customers. **Our purpose is to empower people to do their best thinking.**

Chris Thompson is CEO and Director of TruBrain. Chris is a former brand manager at Unilever, where he managed brands in food and personal care, including Hellmann's Best Foods and Suave. Chris was one of the most successful brand managers in the history of Unilever. Before Unilever, Christopher managed consulting engagements for Fortune 500 clients, including Coca-Cola, the Wrigley Company, and Kimberly-Clark. Christopher has an MBA from Duke University and a BA in Economics from Georgetown University.



Justin Greely leads TruBrain's supply chain and core operations. Prior to TruBrain, he worked as a core team member at several startups, with a heavy focus in operations. He also spent time in-house with a Santa Monica Venture Capital firm after launching Steinberg Sports & Entertainment as COO & Co-Founder. Justin holds a JD from the University of California, Irvine and a BA from Loyola Marymount.


WORLD RUN

Victor Villaça concentrates on content marketing and community building for TruBrain. He began his career in early stage startups on the growth team of a Brazilian rideshare platform, where he developed and executed partnerships to support early user acquisition. Victor is also on the content marketing team at Red Bull, executing brand activations to further develop content and commerce. Victor has a BA in Business Administration from University of São Paulo.



Dr. Andrew Hill received his PhD in Cognitive Neuroscience from UCLA, focusing on how attention operates in the brain. He lectures at UCLA in the Undergraduate Education Initiatives program, teaching a course sequence gerontology and the neuroscience of healthy brain aging. Dr. Hill is published in measuring and modulating human attention, and continues to research self regulation. He has extensive experience working with clinical and research populations across many areas, including neurodevelopmental, inpatient and outpatient.

Built by neuroscientists



Dr. Aida Attar is a TruBrain alumnus who worked on new product development, clinical studies, and procurement. She received her PhD in Cognitive Neuroscience from UCLA, concentrating her primary work on Alzheimer's disease therapies. Aida worked with the Business of Science Center to facilitate the commercialization of faculty inventions. Aida received her BS in Neuroscience and Genetics from the University of Minnesota.



Alex Greven is a TruBrain alumnus who focused his work on research and new product development. Alex is a dual MD/MBA candidate at Emory University planning on going into neurosurgery after graduation. Alex is passionate about how technology can help make the world a healthier place, including data management and interoperability, machine learning, wearable tech, health policy, and medical devices. Alex has a B.S. in Neuroscience and Behavioral Biology from Emory University.



Alyssa Warth is a TruBrain alumnus who specialized in Ketone usage for athletic performance and recovery. She is a graduate of the UCLA Neuroscience Bachelor of Science program and has worked on multiple published ketone studies. She managed data analysis for multiple traumatic brain injury research laboratories along with publishing academic research in high impact neuroscience journals. She served as the President of the UCLA Undergraduate Neuroscience Department and founded a non-profit yoga program in West LA for both restorative and NeuroTrauma rehabilitation classes.



Roya Hashemi Rad is a TruBrain alumnus who graduated from the University of Southern California with a Masters degree in Neuro and Biomedical Engineering. Prior to her graduate study, she was a technical engineer in the medical device field. Roya's area of expertise is in biological signal measurement and processing, as well as computational neuroscience and statistical analysis.

WHY INVEST

Expand with us

We are so excited to enter the personalized healthcare market with our patent-pending formulas. We believe this will only further our reach and status as the leading brand in cognitive nutrition.

It is evident through our existing traction and $13.9 million in sales that we are a fixture in the space and are only going to continue to expand our market. This is due in part to our standards for new products which release select few solutions that produce genuine and dramatic outcomes for consumers that are also validated by quantitative biomarkers, not just subjective opinions.

Our brand is aspirational, and we want people to strive to be the best version of themselves as we strive to make the highest quality and most effective products that are both approachable and exciting. We place an emphasis on developing products based on science and make an effort to educate people on the science behind those products because we believe in elevating people's lives through performance and understanding. We believe the direct relationship with consumers is the most valuable component in the cognitive healthcare system.

Our mission is to make high function nutrition accessible to mainstream consumers. Our products deliver a material benefit in people's lives, and our role is to help them access these benefits. We work to offer compelling, proactive health alternatives to low-function packaged goods and overly stimulating pharmaceuticals. The expansion of our product portfolio and the ability to offer a personalized healthcare experience only furthers our standing as the leading brand in the space. We think that through our brand recognition, extensive press coverage, and rapid growth, we will gain widespread acceptance.

Join us and say hello to your TruBrain.

Chris Thompson, CEO



Footnotes

[1] - https://www.globenewswire.com/news-release/2019/01/11/1690384/0/en/Global-Nootropics-Market-Will-Reach-USD-5-959-Million-By-2024-Zion-Market-Research.html
[2] - https://www.prnewswire.com/news-releases/the-global-ketogenic-diet-food-market-is-forecasted-to-reach-usd-12-35-billion-in-2024--at-an-estimated-cagr-of-5-3-300879801.html
[3] - https://bit.ly/36efVUe
[4] - https://www.nytimes.com/2004/10/12/business/company-news-abbott-to-acquire-eas-for-320-million.html
[5] - https://www.forbes.com/sites/elanagross/2020/08/31/bayer-agrees-to-buy-personalized-vitamin-company-careof-at-225-million-valuation/
[6] - https://www.prnewswire.com/news-releases/kellogg-adds-rxbar-fastest-growing-us-nutrition-bar-brand-to-wholesome-snacks-portfolio-300532438.html
[7] - https://www.bloomberg.com/news/articles/2020-10-01/hims-inks-1-6-billion-deal-to-go-public-via-oaktree-spac
[8] - https://www.cnbc.com/2019/05/10/why-amazon-bought-pillpack-for-753-million-and-what-happens-next.html
[9] - https://www.foodbusinessnews.net/articles/11026-hershey-to-acquire-amplify-snack-brands-for-1-6-billion
[10] - https://pubmed.ncbi.nlm.nih.gov/30597564/
[11] - https://www.businessnewsdaily.com/4019-multitasking-not-productive.html#the-negative-impact-of-multitasking
[12]- https://www.sciencedaily.com/releases/2018/07/180710104631.htm

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT HERE.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD- LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Updates

Follow TruBrain to get notified of future updates!

start engine

©2021 All Rights Reserved

About
Our Team
Equity Crowdfunding 101
Blog
StartEngine Careers
Portfolio Job Board

Companies
Edit My Campaign
How it Works
Why StartEngine
Founder FAQ
Refer Founders
Partnerships

Investors
Start Investing
Investing 101
Investor FAQ
Earn 10% Bonus
Form CRS

Legal/Contact
Terms of Use
Privacy Policy
Disclaimer
Annual Reports
Help Center
Contact Us

Important Message

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTMENTS ON STARTENGINE ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

www.StartEngine.com is a website owned and operated by StartEngine Crowdfunding, Inc. ("StartEngine"), which is neither a registered broker-dealer, investment advisor nor funding portal.

Unless indicated otherwise with respect to a particular issuer, all securities-related activity is conducted by regulated affiliates of StartEngine: StartEngine Capital, LLC, a funding portal registered here with the US Securities and Exchange Commission (SEC) and here as a member of the Financial Industry Regulatory Authority (FINRA), or StartEngine Primary, LLC, a broker-dealer registered with the SEC and FINRA/SIPC. You can review the background of our broker-dealer and our investment professionals on FINRA's BrokerCheck here. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary, LLC, a broker dealer registered with the SEC and FINRA.

Investment opportunities posted and accessible through the site are of three types:

1) Regulation A offerings (JOBS Act Title IV; known as Regulation A+), which are offered to non-accredited and accredited investors alike. These offerings are made through StartEngine Primary, LLC (unless otherwise indicated). 2) Regulation D offerings (Rule 506(c)), which are offered only to accredited investors. These offerings are made through StartEngine Primary, LLC. 3) Regulation Crowdfunding offerings (JOBS Act Title III), which are offered to non-accredited and accredited investors alike. These offerings are made through StartEngine Capital, LLC. Some of these offerings are open to the general public, however there are important differences and risks.

Any securities offered on this website have not been recommended or approved by any federal or state securities commission or regulatory authority. StartEngine and its affiliates do not provide any investment advice or recommendation and do not provide any legal or tax advice with respect to any securities. All securities listed on this site are being offered by, and all information included on this site is the responsibility of, the applicable issuer of such securities. StartEngine does not verify the adequacy, accuracy or completeness of any information. Neither StartEngine nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy, or completeness of any information on this site or the use of information on this site. See additional general disclosures here.

By accessing this site and any pages on this site, you agree to be bound by our Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability.

Canadian Investors

Investment opportunities posted and accessible through the site will not be offered to Canadian resident investors.

Potential investors are strongly advised to consult their legal, tax and financial advisors before investing. The securities offered on this site are not offered in jurisdictions where public solicitation for offerings is not permitted; it is solely your responsibility to comply with the laws and regulations of your country of residence.

California Investor Only - Do Not Sell My Personal Information

Reserve shares in TruBrain today Get Shares

truBRAIN GET STARTED PRODUCTS SCIENCE BLOG REFER FRIENDS HELP SIGN IN



truBRAIN

You & Improved

Brain food designed by UCLA-trained neuroscientists to help you create faster, impact more, and grab more life.

GET STARTED

Say hello to TruBrain

Perhaps the best way to tell you who we are, is tell you who we aren't. We're not magicians. We're not going to turn you into a rocket scientist. Unless you're already a rocket scientist. We're not Big Pharma. Our products are nootropics blended to increase your verbal fluency, avoid distractions and boost mental output.

GET STARTED



CNBC CBS Bloomberg Inc. Forbes TechCrunch

THE DRINKS

From $49



truBRAIN

LEARN MORE

KETONES

From $59



truBRAIN
KETONES
CHOCOLATE

LEARN MORE

WHAT REAL CUSTOMERS ARE SAYING ❤️

@REPINTERACTIVE

It's Tru, our Brain's are functioning better than ever, and it's thanks to our new friends @trubrain #trubrain #focus #energy #sustainable#worksmarter #vegan #glutenfree#nootropics #power #videoproduction#marketing



JOIN OUR NEWSLETTER

Sleep, Diet, Workouts, Meditation, and other ways to Grab More Life.

© 2021 TruBrain. All Rights Reserved.

Grab More Life.

We are all given 24 hours in a day.

Time, it is said, is the great equalizer. We respectfully disagree. You can get more out of your day by getting more out of your brain. You can optimize. Energize. And give it the nutrients it needs to be at its best. All of the time.

Terms of Use | Privacy Policy

The statements on this site have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

"Reserving" shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever.

TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC.

YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF

CONTACT

team@trubrain.com

Santa Monica, CA

FAQ

SEE MORE SCIENCE

BECOME A Email

Text that appears on screen is indented & contained in [brackets].
Banner that appears on screen is indented & contained in <brackets>.

Our brains are a lot alike,
but they're also very different.
From our concentration,
[Concentration]
our memory,
[Memory]
even our sleep.
[Sleep]
That's why TruBrain has brain food tailored to you.
<TruBrain | RESERVE SHARES | trubrain.com>

Our neuroscientists measured a ton of brainwaves under stress
[Dr. Andrew Hill,Neuroscientist, UCLA Alumni Ph.D.]
and launched the best brand in high function brain food.
[Forbes - "TruBrain are one of the pioneers in this space… #1 Brain Boosters."
CNBC - "It packs a punch that's much smarter than a jolt of caffeine"
Buzzfeed - "..a futuristic substance.. It's made by scientists.."
CBS - "Feel sharper, improve your memory, no prescription necessary."
Futurism - "Clinically proven to enhance brain function."
Inverse - "TruBrain's formula is the real deal."
Entrepreneur - "Many Silicon Valley bigwigs swear by them…"]
Raised venture capital from four funds.
[500 Startups, Blueberry Ventures, Sherpa Capital, Brightstone Venture Capital]
Sold over $13 million dollars worth. Reached profitability.
[Sold over $13 Million + Profitable]
and shipped to thousands of customers all over the globe.

So join us.
[TruBrain]
[Reserve Shares Today]
[trubrain.com]
[NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING

as we become the best brand in cognitive health. Reserve your stake in TruBrain today.

Text that appears on screen is indented & contained in [brackets].
Banner that appears on screen is indented & contained in <brackets>.

[TruBrain]

We're obsessed with cognitive performance

Studying brains

[studying brains]

to figure out how we can do our best,

[Chris Thompson, CEO & Founder, TruBrain]

<TruBrain | RESERVE SHARES | trubrain.com>

most meaningful creative work.

[creative work]

We went to Start Engine's tech accelerator.

[Start Engine Tech Accelerator]

Raised venture capital from four funds.

[500 Startups, Blueberry Ventures, Sherpa Capital, Brightstone Venture Capital]

Launched the best brand in high function brain food.

[Forbes - "TruBrain are one of the pioneers in this space… #1 Brain Boosters."
CNBC - "It packs a punch that's much smarter than a jolt of caffeine"
Buzzfeed - "..a futuristic substance.. It's made by scientists.."
CBS - "Feel sharper, improve your memory, no prescription necessary."
Futurism - "Clinically proven to enhance brain function."
Inverse - "TruBrain's formula is the real deal."
Entrepreneur - "Many Silicon Valley bigwigs swear by them…"]

Sold over $13 million dollars worth. Reached profitability.

[Sold over $13 Million + Profitable]

And we're excited to share our journey with you.

So join us.

[TruBrain]

[Reserve Shares Today]

[trubrain.com]

[NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING

Own your own stake in TruBrain. The next great brain food is being built by us.

Text that appears is indented & contained in [brackets] [TruBrain] Our brains are a lot alike, but they’re also very different. From our concentration, [Concentration] our memory, [Memory] even our sleep. [Sleep] That’s why TruBrain has brain food tailored to you. [Chris Thompson, CEO & Founder, TruBrain] I was a corporate executive, but so consumed by stress and distractions. I had to find a balance before I worked myself to death. Enter neuroscience. [neuroscience] So I moved to LA, to work with the top neuroscientists in the country. [Dr. Andrew Hill,Neuroscientist, UCLA Alumni Ph.D.] Studying brains [studying brains] to figure out how we can do our best, most meaningful creative work. Then we built a company around this. [TruBrain] Measured a ton of brainwaves under stress. Went to Start Engine’s tech accelerator. [Start Engine Tech Accelerator] Raised venture capital from four funds. [500 Startups, Blueberry Ventures, Sherpa Capital, Brightstone Venture Capital] Filed patents on our nootropics and ketones. [Filed Patents: Ketones - Ketones BHB + Ester Blend - 12g Betahydroxybutyrate Nootropics - Caffeine + L-Theanine - 80mg/160mg Nootropics - Uridine + Centrophenoxine + Noopept - 500mg/250mg/12mg] Launched the best brand in high function brain food. [Forbes - “TruBrain are one of the pioneers in this space… #1 Brain Boosters.” CNBC - “It packs a punch that’s much smarter than a jolt of caffeine” Buzzfeed - “..a futuristic substance.. It’s made by scientists..” CBS - “Feel sharper, improve your memory, no prescription necessary.”

Text that appears is indented & contained in [brackets] Futurism - “Clinically proven to enhance brain function.” Inverse - “TruBrain’s formula is the real deal.” Entrepreneur - “Many Silicon Vally bigwigs swear by them…”] Sold over $13 million dollars worth. Reached profitability. [Sold over $13 Million + Profitable] Raised over $1 million from 1500 investors. Launched our CBD product line. Shipped to thousands of customers all over the globe. {news clip} “Leveraging neurotechnology to disrupt the energy market” So here we are hunting for the next big breakthrough. It’s personalized healthcare. With brain food tailored to you. And your unique brain. So join us. Own your own stake in TruBrain as we enter the massive CBD market. [Start Engine + TruBrain, startengine.com/trubrain] The next great brain food is being built by us. [TruBrain] [Reserve Shares] [trubrain.com]

[Reg A TTW Test] - Want to own a piece of a healthcare brand v3-A Preview 1 message Klaviyo Preview Mailer <team@trubrain.com>Mon, Jan 25, 2021 at 4:21 PM To: justin <justin@trubrain.com> An Offer That Makes Sense For years, we have shared the best of modern nutrition with you. Now, we have decided to share our company with you too. We are incredibly excited to share the opportunity to reserve shares in our early-stage company. TruBrain is announcing that our online public offering is back, and we are testing the waters for a Regulation A+ campaign through StartEngine Primary, LLC, member FINRA /SIPC. Opportunities to invest in early stage, high-potential startups have only recently become available to the general public instead of Wall Street. https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689906540725075250&simpl=msg-f%3A16899065407250752501/2

1/25/2021TruBrain Mail - [Reg A TTW Test] - Want to own a piece of a healthcare brand v3-A Preview This is your chance to own a piece of a cognitive healthcare company alongside reputable venture capital partners like 500 Startups and Sherpa Ventures. Learn how we've earned almost $14M in revenue to date. “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF Unsubscribe https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689906540725075250&simpl=msg-f%3A16899065407250752502/2

[Reg A TTW Test] - Shares in TruBrain have re-opened & our recent growth v3 Preview 1 message Klaviyo Preview Mailer <team@trubrain.com>Mon, Jan 25, 2021 at 4:41 PM To: justin <justin@trubrain.com> Hey everyone! Chris Thompson, founder and CEO of TruBrain, here. I wanted to personally reach out and thank you for your interest to reserve shares in TruBrain. While we're thrilled with the success of our last StartEngine campaign, which raised more than $1 million, we hit the maximum amount prior to many people being able to participate. In the weeks after we hit the maximum amount, we received a number of requests to extend the fundraise, and we began working diligently to make that happen. Here at last, we are excited to announce that TruBrain has re-opened its fundraising opportunity on StartEngine. As someone who expressed interest in our last round, we wanted you to be the ﬁrst to know that the campaign is ofﬁcially re-opened and you are able to reserve shares at the same share price of $0.36. You can visit our new campaign page here: http://www.startengine.com/ trubrain We're excited to report that TruBrain's core business is doing better than ever, and we ﬁnished Q4 of 2020 off strong, with 11% quarter-over growth, going into 2021 on a high note. We hope you'll consider joining us and continue to spread the word by sharing our campaign link with friends, family, and colleagues. If you have any questions about the process, please email team@trubrain.com. Thank you again for your ongoing support. Sending safe and healthy thoughts to you all! Cheers! Chris https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689907819628899946&simpl=msg-f%3A16899078196288999461/2

TruBrain | Santa Monica, CA | Unsubscribe “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689907819628899946&simpl=msg-f%3A16899078196288999462/2

[Reg A TTW Test] - Reserving shares in TruBrain is back! v4 Preview 1 message Klaviyo Preview Mailer <team@trubrain.com>Wed, Feb 3, 2021 at 9:45 AM To: justin <justin@trubrain.com> Hi everyone, We're excited to announce that after reaching the maximum $1 million raise amount in 2019 and hearing from several hundred potential investors that continue to request an opportunity to join, TruBrain has re-opened the ability to reserve shares today. As an early contributor that has followed our campaign from day one, we would like to invite you to take a look at our new campaign page and reserve shares today. It details our mission, growth, and new perks. Our last campaign saw over 1500 investors raise over $1 million and join our 4 traditional venture capital investors. If you weren't able to join us yet, here are some of the major milestones that we've achieved since then. We have lifetime revenue of almost $14 million with almost 6 million drinks shipped. This is up from $11+ million and 5+ million drinks shipped this time last year. We have experienced exponential growth of our newly launched CBD drinks during 2020, selling over $15,000 worth of our most recent CBD Sleep drink in its ﬁrst week. We experienced 11% quarter-over-quarter growth to end the year, going into 2021 on a high note. Because of TruBrain's continued success, we are excited to be able to re-open our fundraising campaign as we continue to expand as the leading brand in cognitive healthcare. TruBrain is thriving and committed to attacking the $38B market. We hope that you'll consider joining us once again, and if you have any questions, please don't hesitate to reach out to team@trubrain.com. https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690697001405623587&simpl=msg-f%3A16906970014056235871/2

TruBrain | Santa Monica, CA | Unsubscribe “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690697001405623587&simpl=msg-f%3A16906970014056235872/2

[Reg A TTW Test] - They Said It Best: Hear from TruBrain's Investors v3 Preview 1 message Klaviyo Preview Mailer <team@trubrain.com>Mon, Jan 25, 2021 at 4:26 PM To: justin <justin@trubrain.com> Hear From TruBrain's Investors With some the same investors as Uber, Airbnb, and Reddit, we like to https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689906880569423602&simpl=msg-f%3A16899068805694236021/2

1/25/2021TruBrain Mail - [Reg A TTW Test] - They Said It Best: Hear from TruBrain's Investors v3 Preview think we're on the right track. And with over 5.6M+ drinks sold and nearly $14M in revenue, we continue our efforts as the leading brand in cognitive performance. But don't just take it from us, hear what a few of our investors have to saw about investing in TruBrain. Impressive Achievements "I’ve had the privilege of watching this team as an investor and BOD member for several years, and the excellence on display via the campaign does not surprise me. Chris and his team have always strived for an uncommon level of operational excellence. I think the magnitude of their achievements to date - on very little outside funding - speak to this. The team’s commitment to operational excellence in a lean cash-ﬂow environment is rare, and the results they’ve achieved are even more rare." Seth D., Brightstone Capital Love the Strategy "As a CPG veteran who has worked in over a dozen categories and even more brands for 15 years, I applaud the strategy here. With the team's brand building credentials and direct-to-consumer experience, I'm really excited to see what compounding effect this CBD category can have on the brand." Todd N., former Hershey's executive When you invest in TruBrain, you are joining our extended family of over 1,500 investors and counting. Invest now and become a part of the journey towards $100M. TruBrain | Santa Monica, CA | Unsubscribe These testimonials may not be representative of the experience of other customers and is no guarantee of future performance or success. “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1689906880569423602&simpl=msg-f%3A16899068805694236022/2

[Reg A TTW Test ] - Your chance to own a piece of TruBrain v4 Preview 1 message Klaviyo Preview Mailer <team@trubrain.com>Thu, Jan 28, 2021 at 9:12 AM To: justin <justin@trubrain.com> https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690151369441089470&simpl=msg-f%3A16901513694410894701/2

1/28/2021TruBrain Mail - [Reg A TTW Test ] - Your chance to own a piece of TruBrain v4 Preview TruBrain | Santa Monica, CA | Unsubscribe “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690151369441089470&simpl=msg-f%3A16901513694410894702/2

[Reg A TTW Test] - Big Things Are On The Horizon v4 Preview 1 message Justin <justin@trubrain.com> Klaviyo Preview Mailer <team@trubrain.com>Thu, Jan 28, 2021 at 9:11 AM To: justin <justin@trubrain.com> https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690151275813832538&simpl=msg-f%3A16901512758138325381/3

1/28/2021TruBrain Mail - [Reg A TTW Test] - Big Things Are On The Horizon v4 Preview feedback, we moved forward with launching a second CBD drink - Sleep, which sold over $15,000 within its ﬁrst week. Years of scientiﬁc research has demonstrated that while human brains are very similar, they are also quite unique. So it's a natural evolution of our purpose to address this uniqueness with drink formulas that are tailored to each individual's unique brain. Whether your brain works best with our Mellow CBD drink or our Extra Strength drink, we have 5 formulas catering to different need states for each individual and look forward to adding more in the future. We’ve already had tremendous success with over $13.9M in revenue. We have a world-class suite of committed shareholders with aligned interests, including the backing of Venture Capital Firms and over 1500 individual investors. In addition to being shareholders, many of our investors are some of our most loyal customers that enjoy the perks that come along with investing. As you can tell, we're already moving full speed ahead into 2021. There's still time to join our journey as we become the leading brand in cognitive healthcare. TruBrain | Santa Monica, CA | Unsubscribe “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the company, or to purchase any shares of the company whatsoever. TRIPLEPULSE, INC. DBA TRUBRAIN IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE: https://bit.ly/3oDNwhF https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690151275813832538&simpl=msg-f%3A16901512758138325382/3

https://mail.google.com/mail/u/0?ik=90293a21ad&view=pt&search=all&permthid=thread-f%3A1690151275813832538&simpl=msg-f%3A16901512758138325383/3

Reserve Shares in Trubrain I Brain Food Made for You !Ad I www.startengine.com/trubrain Trubrain is Testing the Waters under Tll of Reg-A. No money or other consideration is being solicited Offering Circular - Selected Risks - No Money Solicitation

[LOGO]

[LOGO]

Reserve your shares for your brain and your future

trUBRAIN Reserve your shares in a Leading Brand in Cognitive Function

[LOGO]

[LOGO]

trUBRAIN •

trUBRAIN

Thinking about reserving shares in Trubrain?

trUBRAIN